Exhibit 99.1

Bitmine Immersion Technologies (BMNR) Announces Launch of MAVAN (Made In America VAlidator Network), the Company’s Proprietary Staking Solution

MAVAN will be the largest Ethereum staking service provider globally and will provide staking services for other proof-of-stake chains and blockchain infrastructure services

Bitmine has 3,142,643 staked ETH, representing $6.8 billion at $2,148 per ETH

Bitmine remains supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, Galaxy Digital and personal investor Thomas “Tom” Lee to support Bitmine’s goal of acquiring 5% of ETH

NORWALK, CT, March 25, 2026 /PRNewswire/ — (NYSE AMERICAN: BMNR) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”) a Bitcoin and Ethereum Network company with a focus on the accumulation of crypto for long term investment, today announced the official launch of MAVAN (Made in America VAlidator Network), its proprietary institutional-grade Ethereum staking platform.

MAVAN is designed to serve as the premier Ethereum staking destination for institutions, with a focus on security, performance, and resilience. The platform combines U.S.-based infrastructure for institutions requiring domestic validation with a flexible, globally distributed architecture to support clients worldwide. Originally developed to support Bitmine’s own Ethereum treasury, MAVAN will expand to serve institutional investors, custodians, and ecosystem partners seeking best-in-class staking infrastructure.

“MAVAN represents a critical step in our vision to build one of the leading staking and on-chain infrastructure platforms globally,” said Tom Lee, Chairman of Bitmine. “Because Bitmine is the largest owner of Ethereum in the world, at launch, MAVAN will be the largest Ethereum staking platform in the world. We plan to expand across additional proof-of-stake networks and critical blockchain infrastructure over time, and through 2026, we’ll grow our efforts in areas such as on-chain vaults, post-quantum client development, and more.”

As of 5:00PM ET on March 24, 2026, Bitmine total staked ETH stands at 3,142,643 ($6.8 billion at $2,148 per ETH via Coinbase). Bitmine has staked more ETH than other entities in the world. When Bitmine’s ETH is fully staked by MAVAN in the coming weeks, the ETH staking rewards will be nearly $300 million annually (using 2.83% 7-day BMNR yield).

In this past week, Bitmine staked 101,776 ETH ($219 million) to MAVAN and will continue to add scale over the coming weeks with the goal of staking nearly all of Bitmine’s remaining unstaked ETH.

For institutions interested in staking Ethereum on best-in-class infrastructure or custodians, exchanges, and other partners interested in offering MAVAN ETH staking to their customers, contact mavan@bitminetech.io.

The Chairman’s message can be found here: https://www.Bitminetech.io/chairmans-message

The Fiscal Full Year 2025 Earnings presentation and corporate presentation can be found here: https://Bitminetech.io/investor-relations/

To stay informed, please sign up at: https://Bitminetech.io/contact-us/

About Bitmine

Bitmine (NYSE AMERICAN: BMNR) is a Bitcoin miner with operations in the US. The company is deploying its excess capital to be the leading Ethereum Treasury company in the world, implementing an innovative digital asset strategy for institutional investors and public market participants. Guided by its philosophy of “the alchemy of 5%,” the Company is committed to ETH as its primary treasury reserve asset, leveraging native protocol-level activities including staking and decentralized finance mechanisms. The Company recently launched MAVAN (Made-in America VAlidator Network), a dedicated staking infrastructure.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding the launch and expected growth of MAVAN, including its anticipated position as the largest Ethereum staking platform globally; the Company’s plans to expand MAVAN across additional proof-of-stake networks and blockchain infrastructure; expectations regarding ETH staking rewards and yields; the timeline for staking Bitmine’s remaining unstaked ETH; the Company’s goals regarding ETH acquisition and the long-term value of Ethereum; and the continued growth and advancement of the Company’s Ethereum treasury strategy and applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including Bitmine’s ability to successfully operate and scale MAVAN; Bitmine’s ability to attract institutional clients and partners to the MAVAN platform; the competitive landscape for Ethereum staking services; Bitmine’s ability to keep pace with new technology and changing market needs; Bitmine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of Bitmine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond Bitmine’s control, including those set forth in the Risk Factors section of Bitmine’s Form 10-K filed with the SEC on November 21, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of Bitmine’s filings with the SEC are available on the SEC’s website at www.sec.gov. Bitmine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE Bitmine Immersion Technologies, Inc.

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